EXHIBIT 4.6

                                  METALINK LTD.
            a company organized under the laws of the state of Israel
                                 (the "Company")

                            SHARE OPTION PLAN (2000)

                               A. NAME AND PURPOSE

     1. NAME: This plan, as amended from time to time, shall be known as the "METALINK Ltd. Share Option Plan 2000" (the "Plan").

     2. PURPOSE: The purpose and intent of the Plan is to provide incentives to certain (i) members of the advisory board of the Company, as appointed from time to time by the Board of Directors of the Company; and (ii) independent contractors of the Company, by providing them with opportunities to purchase Ordinary Shares, nominal value of 0.10 each (the "Shares") of the Company, pursuant to a plan approved by the Board of Directors of the Company (the "Board").

                   B. GENERAL TERMS AND CONDITIONS OF THE PLAN

     3. ADMINISTRATION:

          3.1 The Plan will be administered by the Board of Directors of the Company (the "Board).

          3.2 Subject to the general terms and conditions of this Plan, the Board shall have the full authority in its discretion, from time to time and at any time, to determine (i) the grantees ("Grantees") to whom options to purchase Shares (the "Options") shall be granted, (ii) the number of Options to be granted, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions, including performance conditions (INTER ALIA, of the Grantee or the Company's share), if applicable, on which such Options may be exercised and/or on which such Shares shall be paid for and/or on which RSUs (as defined in Section 13 below) may vest; and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

          3.3 The Board may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

          3.4 The interpretation and construction by the Board of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.


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     4. ELIGIBLE GRANTEES:

          4.1 The Board, at its discretion, may grant Options to any advisor or independent contractor of the Company.

          4.2 The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share option plan of the Company.

     5. GRANT OF OPTIONS: The effective date of the grant of an Option (the "Date of Grant") shall be the date specified by the Board in its determination relating to the award of such Option. The Board shall give the Grantee written notice (the "Notice of Grant") of the grant of an Option.

     6. RESERVED SHARES: The Company will reserve such number of authorized but unissued Ordinary Shares for purposes of the Plan, as will be determined from time to time by the Board, subject to adjustments as provided in Section 11 hereof. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

     7. GRANT OF OPTIONS:

          7.1 The Board in its discretion may award to Grantees Options available under the Plan.

          7.2 The Notice of Grant shall state, inter alia, the number of Shares covered thereby, the vesting schedule, the dates when the Options may be exercised, the exercise price, and such other terms and conditions as the Board at its discretion may prescribe, provided that they are consistent with this Plan.

          7.3 Without derogating from the rights and powers of the Board under
     Section 7.2 hereof, unless otherwise specified by the Board, the Options shall be for a term of ten (10) years. Unless determined otherwise by the Board, the schedule pursuant to which such Options shall vest, and the Grantee thereof shall be entitled to pay for and acquire the Shares, shall be such that twenty percent (20%) of such Options shall vest on each of the first, second, third, fourth and fifth anniversary of the Date of Vesting Commencement (the "Date of Vesting Commencement" for the purpose of this Plan means the Date of Grant or any other date determined by the Board for a given grant of Options) such that the Options shall be fully vested on the first business day following the passing of five (5) years from the Date of Vesting Commencement.

     8. EXERCISE PRICE: The exercise price per Share covered by each Option shall be determined by the Board in its sole and absolute discretion; provided, however, that such exercise price shall not be less than the par value of the Shares into which such Option is exercisable.


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     9. EXERCISE OF OPTIONS:

          9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

          9.2 The exercise of an Option shall be made by a written notice of exercise (the "Notice of Exercise") delivered by the Grantee to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Board shall prescribe from time to time.

          9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 9 hereof, if any Option has not been exercised and the Shares covered thereby not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire.

          9.4 Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank's check payable to the order of the Company, or such other method of payment acceptable to the Company. Upon exercise of the Options, the Company shall only issue whole number of Shares and any fractions resulting from the issuance of such Shares will be ignored in the computation of the number of Shares to be issued.

          9.5 The Board may require each Grantee purchasing or receiving shares pursuant to an Option to represent to and agree with the Company in writing that such Grantee is acquiring the shares without a view to the public resale or distribution thereof in violation of applicable securities laws, including U.S. securities laws. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of under the Plan prior to fulfillment of each of the following conditions: (i) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (ii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Company shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     10. Termination of Grantee's Service: To remove any doubt, in the event that a Grantee ceases, for any reason, to serve as an advisor or as an independent contractor, as applicable, of the Company prior to the vesting of any of his Options pursuant to the provisions of his Notice(s) of Grant, all Options theretofore granted to such Grantee shall continue to vest according to the Plan, in the same manner as the Options would vest if the Grantee continued to serve as an advisor or independent contractor, unconditionally, under the Plan.


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     11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION:

          11.1 Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          11.2 Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action. In such case, the Board may declare that any Option shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his Option, including any Option which would not otherwise be exercisable.

          11.3 Upon a merger, consolidation, reorganization, recapitalization, acquisition or the like, with or into another corporation (a "Successor Entity"), or upon the consummation of a sale of all or substantially all of the assets of the Company to a Successor Entity in which the shareholders of the Company immediately before the transaction do not own, directly or indirectly, a majority of the share capital of the Successor Entity immediately after the transaction, then the Board, in its sole discretion may determine that each Option shall, either:

               (a) be substituted for options to purchase shares of the Successor Entity and appropriate adjustments shall be made in the exercise price per share to reflect such exchange; or

               (b) be assumed by the Successor Entity such that the Grantee may exercise the Options for such number of shares of the Successor Entity or amount of other securities thereof, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange.

          In the event the event of (a) or (b) above, anything herein to the contrary notwithstanding, the provisions of this Section 11.3 shall be subject to all the terms and provisions of the Plan remaining in full force and effect.


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     12. LIMITATIONS ON TRANSFER:

          12.1 NON- TRANSFERABILITY. Unless otherwise directed by the Board, no Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

          12.2 UNDERWRITER'S LOCK-UP. If requested by any managing underwriter, each Grantee so requested shall (i) enter into a lock-up agreement pursuant to which they will not, for a period of 120 days following the effective date of a registration statement for any primary or secondary public offering of Shares and for such reasonable period of time prior to the effective date of such registration statement as such underwriter may specify, offer, sell or otherwise dispose of any Shares, except any Shares sold pursuant to such registration statement, without the prior consent of such underwriter, and (ii) enter into any other agreement that the Company enters into with the managing underwriter and/or other entities in connection with any primary or secondary public offering of Shares, provided that such agreement is not directly inconsistent with the Plan.

     13. Restricted Stock Units:

          13.1 Subject to the sole and absolute discretion and determination of the Committee, the Committee may decide to grant under this Plan, in addition to, or instead of, any grant of Options, Restricted Stock Unit(s) ("RSU(S)"). RSU is a right to receive a Share of the Company, under certain provision, for a consideration of no more than the underlying Share's nominal value. In addition, upon the lapse of the vesting period of an RSU, such RSU shall automatically vest into an Exercised Share (For the purpose of this section, "EXERCISED SHARE" means Share received upon vesting of
     RSUs) of the Company and the Grantee shall pay to the Company its nominal value as a precondition to any receipt of such Share.

          13.2 Unless determined otherwise by the Committee, in the event of a cessation of service, all RSUs theretofore granted to such Grantee when such Grantee was an employee, director, service provider, consultant or constructor of the Company, as the case may be, that are not vested on the date of cessation of service, shall terminate immediately and have no legal effect.

               Notwithstanding the foregoing provisions of this Section 13, the Committee shall have the discretion, exercisable either at the time an RSU is granted or thereafter, to permit an unvested RSU to continue to vest into an Exercised Share, during the applicable vesting period even following the date of cessation of service, with respect to one or more additional installments in which the Grantee would have vested under the RSU had the Grantee continued in the employ or service of the Company.


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               Notwithstanding the foregoing provisions of this Section 13, and for the avoidance of doubt, the transfer of a Grantee from the employ or service of the Company to the employ or service of an affiliate, or from the employ or service of an affiliate to the employ or service of the Company or another affiliate, shall not be deemed a termination of employment or service for purposes hereof.

          13.3 All other terms and conditions of this Plan applicable to Options, shall apply to RSUs MUTATIS MUTANDIS, and, for the purpose of reading and interpreting this Plan, the term Option(s) shall be substituted by the term RSU, as applicable.

     14. TERM AND AMENDMENT OF THE PLAN:

          14.1 The Plan was authorized by the Board on April 24, 2000, and shall expire on April 24, 2010 (except as to Options outstanding on that date).

          14.2 Subject to applicable laws, the Board may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

     15. TAX CONSEQUENCES: All tax consequences and obligations regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.

     16. MISCELLANEOUS:

          16.1 CONTINUANCE OF SERVICE. Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the service of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

          16.2 GOVERNING LAW. The Plan and all instruments issued thereunder or in connection therewith, shall be governed exclusively by, and interpreted exclusively in accordance with, the laws of the State of Israel.

          16.3 MULTIPLE AGREEMENTS. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Board.

          16.4 NON-EXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.


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